UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2005

TELIK, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31265	93-0987903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3165 Porter Drive

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 845-7700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 28, 2005, Telik, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC, J.P. Morgan Securities Inc. and Lehman Brothers Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), related to a public offering of 7,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”). The price to the public is $18.75 per share, and the underwriters have agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $17.719 per share. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 1,050,000 shares of Common Stock to cover over-allotments, if any. The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-114366) previously filed with the Securities and Exchange Commission (the “SEC”). The Underwriting Agreement is filed as Exhibit 1.1 to this Report, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. The offering of the shares will be made by means of a prospectus, a copy of which can be obtained from UBS Securities LLC. The prospectus, which consists of a prospectus supplement dated January 28, 2005, and an accompanying prospectus, dated May 18, 2004, has been filed with the SEC.

The Company’s press release announcing the pricing of the public offering is filed as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Number	Description
1.1	Underwriting Agreement, dated January 28, 2005;

5.1	Opinion of Cooley Godward LLP;

23.1	Consent of Cooley Godward LLP (contained in Exhibit 5.1 above); and

99.1	Press Release entitled “Telik Announces Public Offering of Common Stock,” dated January 28, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIK, INC.

Date: January 28, 2005	/s/ Michael M. Wick
Michael M. Wick, President and Chief Executive Officer

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EXHIBIT INDEX

Number	Description
1.1	Underwriting Agreement, dated January 28, 2005;

5.1	Opinion of Cooley Godward LLP;

23.1	Consent of Cooley Godward LLP (contained in Exhibit 5.1 above); and

99.1	Press Release entitled “Telik Announces Public Offering of Common Stock,” dated January 28, 2005.

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